NEWS RELEASE

Coeur Reports Third Quarter 2015 Results
15% Drop in Adjusted Costs Applicable to Sales and 17% Decline in All-in Sustaining Costs per Silver Equivalent Ounce Compared to 3Q 2014
Raising Full-Year Production Guidance Range and Reducing Full-Year Cost Guidance Range
Chicago, Illinois - November 2, 2015 - Coeur Mining, Inc. (the “Company” or “Coeur”) (NYSE: CDE) reported third quarter 2015 revenue of $162.6 million, adjusted EBITDA1 of $31.4 million, adjusted net loss1 of $0.16 per share, and cash flow from operating activities of $36.2 million. The Company sold 9.5 million silver equivalent1 ounces during the third quarter, comprised of 91,118 ounces of gold and 4.0 million ounces of silver.
Adjusted costs applicable to sales per silver equivalent ounce1 of $12.07 declined 4% from the second quarter and dropped 15% compared to the same quarter last year (equivalence calculated based on a 60:1 ratio). Adjusted costs applicable to sales were $11.00 per silver equivalent ounce using average realized prices to calculate equivalent ounces.
Adjusted all-in sustaining costs declined 9% from the second quarter and dropped 17% compared to the same quarter last year to $15.17 per silver equivalent ounce1 (equivalence calculated based on a 60:1 ratio). Adjusted all-in sustaining costs were $13.14 per silver equivalent ounce1 using average realized prices to calculate equivalent ounces.
“Our third quarter results provide further evidence that our strategic initiatives are dramatically reshaping the Company,” said Mitchell J. Krebs, Coeur’s President and Chief Executive Officer.
“At Palmarejo, underground mining rates from the higher-grade Guadalupe deposit averaged over 1,700 tons per day during the third quarter and the next target is 2,000 tons per day by the end of the year. Efforts to develop the newly-acquired Independencia underground deposit located approximately 800 meters from Guadalupe remain on-track to reach the ore body by the end of 2015. Mining from Independencia is expected to begin in the first quarter of 2016 and will become a second source of high-grade ore along with Guadalupe. As expected, we intersected high-grade mineralization while driving the tunnel from Guadalupe to Independencia, which has the potential to become a new source of high-grade ore.
“Along with several process-related improvements that have been implemented, the metallurgical characteristics of the ore from Guadalupe are resulting in significantly higher recovery rates for both silver and gold. We filed a new NI 43-101 technical report for Palmarejo today, which reflects the mine’s ongoing transition to underground mining and incorporates Independencia for the first time since closing the acquisition of Paramount Gold and Silver Corp. in April. Also included in the technical report are updated reserves for Palmarejo based on new silver and gold price assumptions, which provides the basis for a robust mine plan for the next seven years. The significant amount of resources and the opportunity to add further reserves and resources through our ongoing drilling activities makes us optimistic about the potential to further extend and enhance Palmarejo's operating and financial profile.
“Plans to further expand our Rochester mine in Nevada remain on-track and recent efforts to capture the efficiencies of larger scale mining are clearly paying off. Production levels this year are expected to be 15% - 30% higher than last year while unit costs are expected to be 10% -15% lower than 2014. We have now completed work to expand a crusher facility that is expected to allow us to sustain mining and crushing rates of over 16 million tons per year and capture additional volume-related efficiencies. Permitting efforts for the next leach pad remain on schedule. The public comment period concluded in early October and we will now complete the final EIS by year-end and expect to receive the Record of Decision during the first half of 2016. Construction of the next leach pad is scheduled for 2017.
“At Kensington, the decline down to the high-grade Jualin deposit kicked off in early August and has now advanced approximately 700 feet. Currently, Jualin is estimated to contain approximately 289,000 tons of inferred resources with an average grade of 0.62 ounces per ton, which is over triple Kensington’s average reserve grade. Once we gain better access from underground, we will begin to more efficiently drill Jualin to better define and hopefully expand this new high-grade discovery before mining begins in 2017.
“Since closing on the acquisition of the Wharf gold mine in South Dakota in February for $99.8 million, we announced a 39% increase in the total reserve and are now seeing production levels rise and costs drop significantly. During the third quarter, Wharf’s costs per ounce dropped 26% compared to the second quarter to $716 per gold equivalent ounce1, leading to over $12 million of free cash flow from our newest operation.
“Since the end of the third quarter, we took advantage of an opportunity to eliminate 10% of total outstanding debt at a 24% discount to par value by agreeing to exchange an estimated 14.4 million shares of common stock for approximately $54 million of our 7.875% Notes due 2021. Adjusting for this lower level of debt, our net debt is expected to be $287 million and our net debt to LTM EBITDA ratio is expected to drop 16% to 3.2x. Cash at the end of the third quarter stood at $206 million, virtually unchanged from the end of the second quarter, despite significantly lower silver and gold prices. We believe that by meaningfully reducing debt and sustaining our liquidity levels in the face of lower prices, we are proactively addressing two areas of perceived risk facing the equity value of the Company.”

Third Quarter 2015 Highlights

•	Silver production was 3.8 million ounces and gold production was 85,769 ounces, or 9.0 million silver equivalent[1] ounces, as previously announced on October 6, 2015

•	Silver sales were 4.0 million ounces and gold production was 91,118 ounces, or 9.5 million silver equivalent[1] ounces, up 5% from the second quarter

•	Adjusted costs applicable to sales were $12.07 and adjusted all-in sustaining costs were $15.17 per silver equivalent ounce[1], the lowest levels since Coeur began reporting these metrics in 2013

•	Adjusted costs applicable to sales per silver equivalent ounce[1] at Palmarejo declined 14% from the second quarter to $11.40

•	Adjusted costs applicable to sales per gold equivalent ounce[1] at Wharf dropped 26% from the second quarter to $716

•	Cash, cash equivalents, and short-term investments were $205.7 million at September 30
Full Year 2015 Outlook
For the second time this year, Coeur is raising its 2015 total production guidance to 33.7 - 36.4 million silver equivalent ounces, consisting of 15.2 - 16.1 million silver ounces and 309,000 - 338,000 gold ounces due to the strong production performance at Palmarejo. These ranges compare to 33.1 - 35.9 million silver equivalent ounces, or 14.7 - 15.8 million silver ounces and 306,000 - 335,000 gold ounces, previously. Coeur is also lowering its guidance for all-in sustaining costs per silver equivalent ounce1 from $17.00 - $18.00 to $16.50 - $17.00.

2015 Production Outlook

(silver and silver equivalent ounces in thousands)	Silver	Gold	Total Silver Equivalent
Palmarejo	4,700 - 5,000	65,000 - 70,000	8,600 - 9,200
San Bartolomé	5,300 - 5,500	—	5,300 - 5,500
Rochester	4,700 - 5,000	55,000 - 65,000	8,000 - 8,900
Endeavor	500 - 600	—	500 - 600
Kensington	—	115,000 - 125,000	6,900 - 7,500
Wharf	—	74,000 - 78,000	4,440 - 4,680
Total	15,200 - 16,100	309,000 - 338,000	33,740 - 36,380

2015 Cost Outlook

(dollars in millions, except per ounce amounts)	New 2015 Guidance	Old 2015 Guidance
Costs Applicable to Sales per Silver Equivalent Ounce[1] - Palmarejo	$14.00 - $14.50	$15.00 - $16.00
Costs Applicable to Sales per Silver Ounce - San Bartolomé	$13.50 - $14.50	$13.50 - $15.00
Costs Applicable to Sales per Silver Equivalent Ounce[1] - Rochester	$12.25 - $12.75	$12.50 - $14.00
Costs Applicable to Sales per Gold Ounce - Kensington	$800 - $850	$850 - $900
Costs Applicable to Sales per Gold Equivalent Ounce[1] - Wharf	$700 - $750	$750 - $825
Capital Expenditures	$95 - $105	$95 - $105
General and Administrative Expenses	$33 - $35	$36 - $39
Exploration Expense	$13 - $16	$13 - $16
All-in Sustaining Costs per Silver Equivalent Ounce[1]	$16.50 - $17.00	$17.00 - $18.00

Financial Highlights (Unaudited)

(Amounts in millions, except per share amounts, gold ounces produced & sold, and per-ounce metrics)	3Q 2015	2Q 2015	1Q 2015	4Q 2014	3Q 2014
Revenue	$162.6	$166.3	$153.0	$140.6	$170.9
Costs Applicable to Sales	$120.2	$119.1	$115.1	$126.5	$125.9
General and Administrative Expenses	$6.7	$8.5	$8.8	$9.0	$8.5
Adjusted EBITDA[1]	$31.4	$34.7	$23.7	$7.8	$30.7
Net Income (Loss)	$(14.2)	$(16.7)	$(33.3)	$(1,079.1)	$3.5
Net Income (Loss) Per Share	$(0.11)	$(0.12)	$(0.32)	$(10.53)	$0.03
Adjusted Net Income (Loss)[1]	$(21.8)	$(14.5)	$(22.7)	$(37.5)	$(18.5)
Adjusted Net Income (Loss)[1] Per Share	$(0.16)	$(0.11)	$(0.22)	$(0.37)	$(0.18)
Weighted Average Shares	135.2	135.0	102.6	102.4	102.6
Cash Flow From Operating Activities	$36.2	$36.9	$(4.0)	$0.7	$31.3
Capital Expenditures	$23.9	$23.7	$17.6	$20.1	$16.8
Cash, Equivalents & Short-Term Investments	$205.7	$205.9	$179.6	$270.9	$295.4
Total Debt[2]	$546.0	$547.7	$513.5	$468.5	$469.5
Average Realized Price Per Ounce - Silver	$14.66	$16.23	$16.77	$16.40	$19.46
Average Realized Price Per Ounce - Gold	$1,116	$1,179	$1,204	$1,186	$1,260
Silver Ounces Produced	3.8	4.3	3.8	4.3	4.3
Gold Ounces Produced	85,769	80,855	69,734	64,534	64,989
Silver Equivalent Ounces Produced[1]	9.0	9.1	8.0	8.3	8.2
Silver Ounces Sold	4.0	4.0	4.1	4.6	4.3
Gold Ounces Sold	91,118	84,312	68,420	52,785	69,541
Silver Equivalent Ounces Sold[1]	9.5	9.1	8.2	7.9	8.4
Silver Equivalent Ounces Sold (Realized)[1]	10.9	10.1	9.0	8.4	8.8
Adjusted Costs Applicable to Sales per AgEq Oz1	$12.07	$12.56	$13.71	$14.43	$14.19
Adjusted Costs Applicable to Sales per AgEq Oz (Realized)[1]	$11.00	$11.75	$12.90	$13.67	$13.85
Adjusted Costs Applicable to Sales per AuEq Oz1	$783	$816	$797	$792	$889
Adjusted All-in Sustaining Costs per AgEq Oz1	$15.17	$16.60	$17.66	$19.25	$18.27
Adjusted All-in Sustaining Costs per AgEq Oz (Realized)[1]	$13.14	$14.81	$16.05	$18.04	$17.57
Financial Results
The Company realized average silver and gold prices of $14.66 and $1,116 during the third quarter, which were lower by 10% and 5%, respectively, compared to the second quarter and were 25% and 11% lower, respectively, compared to last year's third quarter.
Third quarter revenue decreased 2% compared with the second quarter to $162.6 million due to lower metal prices, partially offset by a 5% increase in silver equivalent ounces sold. Silver contributed 37% of the Company's metal sales and gold contributed 63% during the third quarter.
General and administrative expenses decreased 21% to $6.7 million in the third quarter due to further cost reduction measures. Capital expenditures were $23.9 million in the third quarter. For the first nine months of 2015, general and administrative expenses were $24.0 million and capital expenditures were $65.2 million. For the full year, general and administrative expenses are expected to be $33 - $35 million and capital expenditures are expected to be $95 - $105 million.
Third quarter adjusted EBITDA1 was $31.4 million, a 10% decrease from the second quarter primarily due to lower metal prices. Adjusted net loss1 was $21.8 million, or $0.16 per share, compared to a loss of $14.5 million, or $0.11 per share, in the second quarter. The third quarter adjusted net loss1 mainly excludes inventory adjustments to net realizable value, foreign exchange losses on deferred taxes, and fair value adjustments to royalty obligations.
Operations
Highlights of third quarter 2015 results for each of the Company's operating segments are provided below.
Palmarejo, Mexico

(Dollars in millions, except per ounce amounts)	3Q 2015	2Q 2015	1Q 2015	4Q 2014	3Q 2014
Underground Operations:
Tons mined	190,399	172,730	149,150	187,730	169,656
Average silver grade (oz/t)	4.11	3.90	4.34	4.49	4.88
Average gold grade (oz/t)	0.10	0.09	0.07	0.06	0.10
Surface Operations:
Tons mined	247,071	257,862	281,481	320,802	343,001
Average silver grade (oz/t)	3.56	3.47	3.79	2.90	3.09
Average gold grade (oz/t)	0.03	0.03	0.04	0.03	0.03
Processing:
Total tons milled	427,635	435,841	451,918	510,813	518,212
Average recovery rate – Ag	87.9%	78.5%	78.7%	80.2%	82.7%
Average recovery rate – Au	84.7%	76.2%	73.9%	78.7%	86.9%
Silver ounces produced (000's)	1,422	1,247	1,354	1,444	1,533
Gold ounces produced	22,974	18,127	15,495	15,237	22,514
Silver equivalent ounces produced[1] (000's)	2,800	2,335	2,284	2,358	2,884
Silver ounces sold (000's)	1,425	1,228	1,330	1,375	1,605
Gold ounces sold	25,000	15,706	13,793	16,255	23,600
Silver equivalent ounces sold[1] (000's)	2,925	2,170	2,158	2,350	3,021
Silver equivalent ounces sold[1] (realized) (000's)	3,325	2,374	2,323	2,545	3,139
Revenues	$49.2	$38.9	$39.4	$42.2	$61.4
Costs applicable to sales	$34.1	$30.1	$34.5	$48.1	$46.0
Adjusted costs applicable to sales per AgEq ounce[1]	$11.40	$13.21	$14.56	$15.70	$14.43
Adjusted costs applicable to sales per AgEq ounce (realized)[1]	$10.01	$12.07	$13.52	$14.49	$13.91
Exploration expense	$1.1	$1.8	$1.1	$1.5	$2.6
Cash flow from operating activities	$22.9	$9.7	$(0.2)	$(3.2)	$20.2
Sustaining capital expenditures	$1.1	$2.7	$3.1	$5.5	$1.9
Development capital expenditures	$9.4	$8.0	$6.1	$5.4	$4.0
Total capital expenditures	$10.5	$10.7	$9.2	$10.9	$5.9
Free cash flow (before royalties)	$12.4	$(1.0)	$(9.4)	$(14.1)	$14.3
Royalties paid	$10.2	$9.8	$10.4	$10.0	$11.4
Free cash flow[3]	$2.2	$(10.8)	$(19.8)	$(24.1)	$2.9

•
Adjusted costs applicable to sales per silver equivalent ounce[1] of $11.40 decreased 14% from the second quarter due to higher grades, stronger recoveries, and a higher proportion of production from underground. Compared to last year’s third quarter, Adjusted costs applicable to sales per silver equivalent ounce[1] declined 21%

•	Free cash flow of $2.2 million reached the highest level since the third quarter of 2014 when realized silver and gold prices averaged $19.46 and $1,260, respectively

•
Palmarejo continues the transition to underground mining at the Guadalupe mine and the Independencia mine (expected beginning early 2016) while mining activities in the historic zones gradually decline

•
Daily mining rates at Guadalupe averaged more than 1,700 tons per day during the quarter, which triggered the October receipt of the remaining $8 million deposit from an affiliate of Franco-Nevada Corporation under the gold stream agreement entered into in October 2014

•
Stronger recovery rates for silver and gold resulted from reduced tailings losses due to tighter operational controls around thickening, longer retention time due to lower processing rates, and higher proportions of Guadalupe ore

•	Development of the twin declines to Independencia are now approaching 700 meters each (approximately 70% complete) and is expected to reach the Independencia ore body by the end of 2015

•
On November 2, an updated technical report was filed reflecting average annual production of approximately six million ounces of silver and 100,000 ounces of gold over the next seven years. See press release issued November 2, 2015

•
Coeur is raising 2015 production guidance for Palmarejo by 7% to 4.7 - 5.0 million ounces of silver and 65,000 - 70,000 ounces of gold. Coeur is also lowering 2015 cost guidance from $15.00 - $16.00 to $14.00 - $14.50

Rochester, Nevada

(Dollars in millions, except per ounce amounts)	3Q 2015	2Q 2015	1Q 2015	4Q 2014	3Q 2014
Ore tons placed	4,128,868	3,859,965	4,013,879	3,876,944	3,892,421
Average silver grade (oz/t)	0.59	0.61	0.74	0.60	0.51
Average gold grade (oz/t)	0.003	0.003	0.004	0.004	0.005
Silver ounces produced (000's)	1,086	1,294	1,144	1,170	1,156
Gold ounces produced	10,892	16,411	13,721	15,764	11,702
Silver equivalent ounces produced[1] (000's)	1,740	2,279	1,967	2,116	1,858
Silver ounces sold (000's)	1,304	1,120	1,351	1,154	1,067
Gold ounces sold	13,537	15,085	17,754	14,131	8,932
Silver equivalent ounces sold[1] (000's)	2,116	2,025	2,416	2,002	1,603
Silver equivalent ounces sold[1] (realized) (000's)	2,333	2,221	2,629	2,171	1,647
Revenues	$34.6	$36.3	$44.0	$36.0	$32.4
Costs applicable to sales	$25.4	$24.4	$31.4	$28.7	$23.7
Adjusted costs applicable to sales per AgEq ounce[1]	$12.01	$12.01	$12.95	$13.82	$14.78
Adjusted costs applicable to sales per AgEq ounce (realized)[1]	$10.89	$10.94	$11.91	$12.75	$14.39
Exploration expense	$—	$0.5	$0.7	$0.6	$0.1
Cash flow from operating activities	$6.5	$8.8	$16.4	$10.2	$8.2
Sustaining capital expenditures	$1.8	$2.4	$0.8	$2.7	$4.2
Development capital expenditures	$3.5	$3.5	$2.5	$—	$—
Total capital expenditures	$5.3	$5.9	$3.3	$2.7	$4.2
Free cash flow[3]	$1.2	$2.9	$13.1	$7.5	$4.0

•
Third quarter adjusted costs applicable to sales per silver equivalent ounce[1] were $12.01 for the second consecutive quarter, prompting Coeur to lower its 2015 guidance to $12.25 - $12.75 from $12.50 - $14.00. This represents a 10% - 15% reduction from 2014

•	In 2015, Rochester is expected to produce 4.7 - 5.0 million ounces of silver and 55,000 - 65,000 ounces of gold, representing a 15% - 30% increase from 2014

•
Approval for POA 10 (expansion of Stage IV leach pad and construction of new Stage V leach pad) is expected in early 2016. Minimal preparatory work for the Stage V leach pad expected in 2016 with major construction activity planned for 2017

Kensington, Alaska

(Dollars in millions, except per ounce amounts)	3Q 2015	2Q 2015	1Q 2015	4Q 2014	3Q 2014
Tons milled	165,198	170,649	164,951	167,417	145,097
Average gold grade (oz/t)	0.19	0.18	0.24	0.21	0.23
Average recovery rate	93.9%	94.9%	94.8%	94.2%	93%
Gold ounces produced	28,799	29,845	33,909	33,533	30,773
Gold ounces sold	28,084	36,607	36,873	22,399	37,009
Revenues	$30.5	$42.5	$44.0	$26.0	$45.9
Costs applicable to sales	$25.0	$27.5	$29.4	$18.9	$34.7
Adjusted costs applicable to sales per gold ounce[1]	$842	$745	$797	$792	$889
Exploration expense	$0.2	$0.4	$1.7	$2.8	$2.6
Cash flow from operating activities	$8.9	$12.0	$12.3	$(3.7)	$17.0
Sustaining capital expenditures	$1.0	$4.2	$4.1	$3.3	$3.6
Development capital expenditures	$4.5	$0.5	$—	$0.6	$—
Total capital expenditures	$5.5	$4.7	$4.1	$3.9	$3.6
Free cash flow[3]	$3.4	$7.3	$8.2	$(7.6)	$13.4

•	Adjusted costs applicable to sales per gold ounce[1] increased 13% to $842 in the third quarter mainly due to the timing of certain maintenance costs and a 23% decline in ounces sold

•	Development of the decline into the high-grade Jualin deposit began in early August. Underground drilling at Jualin is expected to begin in early 2016

•	In 2015, Kensington is expected to produce 115,000 - 125,000 ounces of gold at costs applicable to sales per gold ounce of $800 - $850, approximately 6% lower than prior guidance of $850 - $900

Wharf, South Dakota

(Dollars in millions, except per ounce amounts)	3Q 2015	2Q 2015	1Q 2015	4Q 2014	3Q 2014
Ore tons placed	1,149,744	887,409	415,996	—	—
Average gold grade (oz/t)	0.035	0.025	0.020	—	—
Gold equivalent ounces produced[1]	23,427	16,794	6,609	—	—
Gold equivalent ounces sold[1]	24,815	17,131	—	—	—
Revenues	$28.0	$20.4	—	—	—
Costs applicable to sales	$17.8	$16.6	—	—	—
Adjusted costs applicable to sales per gold equivalent ounce[1]	$716	$970	—	—	—
Exploration expense	$—	$—	—	—	—
Cash flow from operating activities	$12.9	$8.2	(7.2)	—	—
Sustaining capital expenditures	$0.7	$1.2	0.1	—	—
Development capital expenditures	$—	$—	—	—	—
Total capital expenditures	$0.7	$1.2	0.1	—	—
Free cash flow[3]	$12.2	$7.0	(7.3)	—	—

•
Adjusted costs applicable to sales per gold equivalent ounce[1] declined 26% in the third quarter to $716 due to a significant increase in production from the higher-grade Golden Reward pit, as well as higher recoveries from ore placed on the recently relined leach pad V

•	Free cash flow[3] from Wharf increased to $12.2 million in the quarter, making Wharf the Company's largest source of cash flow

•
In 2015, Wharf is expected to produce 74,000 - 78,000 ounces of gold at costs applicable to sales per gold equivalent ounce[1] of $700 - $750, down approximately 8% compared to prior guidance of $750 - $825

San Bartolomé, Bolivia

(Dollars in millions, except per ounce amounts)	3Q 2015	2Q 2015	1Q 2015	4Q 2014	3Q 2014
Tons milled	373,201	457,232	406,951	454,135	471,938
Average silver grade (oz/t)	3.76	3.73	3.65	3.77	3.70
Average recovery rate	84.0%	87.6%	81.6%	88.0%	86.5%
Silver ounces produced (000's)	1,178	1,495	1,213	1,507	1,509
Silver ounces sold (000's)	1,202	1,439	1,290	1,987	1,438
Revenues	$17.4	$23.4	$21.5	$32.6	$28.4
Costs applicable to sales	$17.5	$19.2	$19.1	$29.6	$20.4
Adjusted costs applicable to sales per silver ounce[1]	$14.41	$13.26	$14.47	$14.38	$13.67
Exploration expense	$0.1	$—	$—	$—	$—
Cash flow from operating activities	$5.7	$5.4	$5.0	$2.3	$12.3
Sustaining capital expenditures	$1.8	$1.0	$0.9	$2.0	$2.8
Development capital expenditures	$—	$—	$—	$—	$—
Total capital expenditures	$1.8	$1.0	$0.9	$2.0	$2.8
Free cash flow[3]	$3.9	$4.4	$4.1	$0.3	$9.5

•
Political protests in Potosi, Bolivia prompted a three-week cessation of mining activity in July, which caused a 21% decrease in production and a 9% increase in adjusted costs applicable to sales per silver ounce to $14.41 for the quarter

•
To supplement tonnage from ongoing mining activities, Coeur recently began purchasing larger volumes of higher-grade ore from local sources to feed into the processing facility. Approximately 17% of third quarter production was generated by third-party ore purchases

•	In 2015, San Bartolomé is expected to produce 5.3 - 5.5 million ounces of silver at costs applicable to sales of $13.50 - $14.50 per silver ounce, down from prior guidance of $13.50 - $15.00
Coeur Capital

(Dollars in millions, except per ounce amounts)	3Q 2015	2Q 2015	1Q 2015	4Q 2014	3Q 2014
Tons milled	191,913	191,175	185,299	214,180	199,757
Average silver grade (oz/t)	1.39	2.35	1.69	1.99	1.44
Average recovery rate	45.4%	45.4%	42.4%	44.9%	49.1%
Silver ounces produced (000's)	121	204	133	191	141
Silver ounces sold (000's)	95	209	118	192	141
Metal sales	$1.3	$3.1	$1.9	$2.7	$2.4
Royalty revenue	$1.6	$1.8	$2.0	$0.7	$0.6
Costs applicable to sales (Endeavor silver stream)	$0.5	$1.4	$0.6	$1.1	$1.1
Costs applicable to sales per silver equivalent ounce[1]	$4.99	$6.46	$5.37	$5.69	$7.71
Cash flow from operating activities	$3.1	$2.1	$2.2	$1.5	$2.4
Free cash flow[3]	$3.1	$2.1	$2.2	$1.5	$2.4

•
Coeur Capital's largest source of cash flow is the silver stream on the Endeavor mine in New South Wales, Australia in which the Company owns 100% of the silver up to a total of 20.0 million payable ounces. At September 30, 2015, the Company has received 5.9 million ounces, or 30.0% of the total

•	There are five cash-flowing royalties and streams, two non-cash-flowing royalties, and several investments in junior mining companies held in Coeur Capital or its affiliates
Exploration
Costs associated with exploration activities for the third quarter of 2015 were $2.1 million (expensed) for discovery of new silver and gold mineralization and $1.4 million (capitalized) for definition and expansion of mineralized material. These amounts compare to exploration costs of $3.6 million expensed and $2.2 million capitalized in the second quarter. Coeur's exploration program used 7 drill rigs during the third quarter: 3 drills at Palmarejo, 1 at Kensington, 2 at Rochester, 1 at Wharf, and 1 at La Preciosa. This work resulted in completion of over 57,776 feet (17,610 meters) of combined core and reverse circulation drilling.
Exploration expenses are expected to total $13 - $16 million in 2015, with additional capital allocated to resource conversion. Coeur continues to use a success-based approach to funding exploration activities, with a near-term focus on higher grade targets at Palmarejo at and near the Guadalupe operation, drilling near-surface oxide targets at La Preciosa, drilling new targets near Wharf, mapping and sampling around Rochester and Kensington, and the selective acquisition and maintenance of early-stage projects.

Conference Call Information
Coeur will conduct a conference call and webcast at www.coeur.com to discuss the Company's third quarter results on November 3, 2015 at 11:00 a.m. Eastern time.
Dial-In Numbers:    (855) 560-2581 (US)
(855) 669-9657 (Canada)
(412) 542-4166 (International)

Conference ID:    Coeur Mining, Inc.

A replay of the call will be available on Coeur's website through November 17, 2015.
Replay Numbers:    (877) 344-7529 (US)
(855) 669-9658 (Canada)
(412) 317-0088 (International)

Conference ID:    100 73 689

About Coeur
Coeur Mining is the largest U.S.-based silver producer and a significant gold producer with five precious metals mines in the Americas employing approximately 2,100 people. Coeur produces from its wholly owned operations: the Palmarejo silver-gold mine in Mexico, the San Bartolomé silver mine in Bolivia, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska, and the Wharf gold mine in South Dakota. The Company also has a non-operating interest in the Endeavor mine in Australia in addition to royalties on the Cerro Bayo mine in Chile, the El Gallo complex in Mexico, the Zaruma mine in Ecuador, and the Correnso mine in New Zealand. In addition, the Company has two silver-gold exploration projects - the La Preciosa project in Mexico and the Joaquin project in Argentina. The Company also conducts ongoing exploration activities in Alaska, Argentina, Bolivia, Mexico, and Nevada. The Company owns strategic investment positions in several silver and gold development companies with projects in North and South America.
Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding the impact of strategic initiatives, the anticipated closing of the exchange transaction, anticipated production, costs, capital expenditures, expenses, mining rates, crushing rates, operations, development and exploration at and ability to extend and enhance the operating and financial profile of Palmarejo, approval for POA 10, planned capital and expansion projects at Rochester, development activity at Kensington, and exploration efforts. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that the exchange transaction does not close on a timely basis or at all, the risk that anticipated benefits of recent acquisitions are not realized, the risk that anticipated production, cost and expense levels are not attained, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages (including those involving third parties), the uncertainties inherent in the estimation of gold and silver reserves and resources, changes that could result from Coeur's future acquisition of new mining properties or businesses, the absence of control over and reliance on third parties to operate mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of access to any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.
Dana Willis, Coeur's Director, Resource Geology and a qualified person under Canadian National Instrument 43-101, supervised the preparation of the scientific and technical information concerning Coeur's mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, Canadian investors should refer to the Technical Reports for each of Coeur's properties as filed on SEDAR at www.sedar.com.
Non-U.S. GAAP Measures

We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce, all-in sustaining costs, and adjusted all-in sustaining costs. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce, all-in sustaining costs, and adjusted all-in sustaining costs are important measures in assessing the Company's overall financial performance.
Notes
1. Adjusted EBITDA, adjusted net income (loss), all-in sustaining costs, adjusted all-in sustaining costs, costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), and adjusted costs applicable to sales per silver equivalent ounce are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. For purposes of silver and gold equivalence, a 60:1 silver to gold ratio is assumed except where noted as average realized prices.
2. Includes capital leases. Net of debt issuance costs and premium received.
3. Free cash flow is defined as cash flow from operating activities less capital expenditures and royalty payments.

For Additional Information:
Bridget Freas, Director, Investor Relations
(312) 489-5819
www.coeur.com

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Loss)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
	In thousands, except share data
Revenue	$162,552	$170,938	$481,770	$495,133
COSTS AND EXPENSES
Costs applicable to sales	120,237	125,910	354,397	351,492
Amortization	35,497	41,985	107,560	123,834
General and administrative	6,694	8,515	23,979	31,809
Exploration	2,112	6,587	9,957	15,957
Pre-development, reclamation, and other	4,938	4,244	13,968	20,019
Total costs and expenses	169,478	187,241	509,861	543,111
OTHER INCOME (EXPENSE), NET
Fair value adjustments, net	5,786	16,105	3,657	(3,611)
Interest expense, net of capitalized interest	(12,446)	(11,616)	(33,945)	(36,980)
Other, net	(8,893)	(1,303)	(14,257)	(6,927)
Total other income (expense), net	(15,553)	3,186	(44,545)	(47,518)
Income (loss) before income and mining taxes	(22,479)	(13,117)	(72,636)	(95,496)
Income and mining tax (expense) benefit	8,260	16,583	8,451	18,650
NET INCOME (LOSS)	$(14,219)	$3,466	$(64,185)	$(76,846)
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Unrealized gain (loss) on equity securities, net of tax of $686 and $939 for the three and nine months ended September 30, 2014, respectively	(931)	(1,086)	(3,744)	(1,487)
Reclassification adjustments for impairment of equity securities, net of tax of $(423) and $(1,768) for the three and nine months ended September 30, 2014, respectively	483	669	2,028	2,828
Reclassification adjustments for realized loss on sale of equity securities, net of tax of $(140) and $(150) for the three and nine months ended September 30, 2014, respectively	—	221	904	238
Other comprehensive income (loss)	(448)	(196)	(812)	1,579
COMPREHENSIVE INCOME (LOSS)	$(14,667)	$3,270	$(64,997)	$(75,267)

NET INCOME (LOSS) PER SHARE
Basic	$(0.11)	$0.03	$(0.52)	$(0.75)

Diluted	$(0.11)	$0.03	$(0.52)	$(0.75)

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
	In thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(14,219)	$3,466	$(64,185)	(76,846)
Adjustments:
Amortization	35,497	41,985	107,560	123,834
Accretion	3,629	3,868	10,305	12,961
Deferred income taxes	(1,233)	(23,437)	(8,470)	(39,142)
Loss on termination of revolving credit facility	—	—	—	3,035
Fair value adjustments, net	(5,786)	(16,105)	(3,657)	3,611
Stock-based compensation	1,639	2,505	6,393	7,455
Impairment of equity securities	483	1,092	2,028	4,614
Foreign exchange and other	8,541	1,683	13,845	815
Changes in operating assets and liabilities:
Receivables	11,011	7,446	11,225	18,297
Prepaid expenses and other current assets	(2,055)	3,871	(3,222)	(687)
Inventory and ore on leach pads	5,380	9,698	10,713	(5,821)
Accounts payable and accrued liabilities	(6,650)	(4,806)	(13,407)	311
CASH PROVIDED BY OPERATING ACTIVITIES	36,237	31,266	69,128	52,437
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(23,861)	(16,784)	(65,158)	(44,076)
Acquisitions, net of cash acquired	(122)	(13,829)	(111,290)	(16,079)
Other	340	74	(1,338)	61
Purchase of short-term investments and equity securities	(3)	(2,089)	(1,876)	(50,423)
Sales and maturities of short-term investments	60	2,856	529	3,413
CASH USED IN INVESTING ACTIVITIES	(23,586)	(29,772)	(179,133)	(107,104)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of notes and bank borrowings	—	—	153,500	153,000
Payments on debt, capital leases, and associated costs	(2,618)	(13,274)	(77,838)	(20,236)
Gold production royalty payments	(10,159)	(11,351)	(30,281)	(38,379)
Other	(34)	(77)	(529)	(483)
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(12,811)	(24,702)	44,852	93,902
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(160)	(23,208)	(65,153)	39,235
Cash and cash equivalents at beginning of period	205,868	269,133	270,861	206,690
Cash and cash equivalents at end of period	$205,708	$245,925	$205,708	$245,925

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	September 30, 2015 (Unaudited)	December 31, 2014
ASSETS	In thousands, except share data
CURRENT ASSETS
Cash and cash equivalents	$205,708	$270,861
Receivables	93,599	116,921
Inventory	98,109	114,931
Ore on leach pads	68,695	48,204
Deferred tax assets	7,197	7,364
Prepaid expenses and other	18,431	15,523
	491,739	573,804
NON-CURRENT ASSETS
Property, plant and equipment, net	261,043	227,911
Mining properties, net	851,590	501,192
Ore on leach pads	39,685	37,889
Restricted assets	8,003	7,037
Equity securities	3,213	5,982
Receivables	27,507	21,686
Deferred tax assets	64,359	60,151
Other	11,534	9,915
TOTAL ASSETS	$1,758,673	$1,445,567
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$49,690	$49,052
Accrued liabilities and other	38,329	51,513
Debt	11,775	17,498
Royalty obligations	33,440	43,678
Reclamation	3,310	3,871
Deferred tax liabilities	8,078	8,078
	144,622	173,690
NON-CURRENT LIABILITIES
Debt	534,211	451,048
Royalty obligations	6,781	27,651
Reclamation	88,009	66,943
Deferred tax liabilities	222,809	111,006
Other long-term liabilities	47,856	29,911
	899,666	686,559
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 300,000,000 shares, issued and outstanding 136,962,174 at September 30, 2015 and authorized 150,000,000 shares, issued and outstanding 103,384,408 at December 31, 2014	1,370	1,034
Additional paid-in capital	2,983,423	2,789,695
Accumulated other comprehensive income (loss)	(3,620)	(2,808)
Accumulated deficit	(2,266,788)	(2,202,603)
	714,385	585,318
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,758,673	$1,445,567

Adjusted EBITDA Reconciliation

(Dollars in thousands except per share amounts)	3Q 2015	2Q 2015	1Q 2015	4Q 2014	3Q 2014
Net income (loss)	$(14,219)	$(16,677)	$(33,287)	$(1,079,038)	$3,466
Interest expense, net of capitalized interest	12,446	10,734	10,765	10,566	11,615
Other, net	8,893	2,852	2,511	(1,709)	1,305
Income tax provision (benefit)	(8,260)	(260)	68	(440,594)	(16,582)
Amortization	35,497	38,974	33,090	38,570	41,985
EBITDA	34,357	35,623	13,147	(1,472,205)	41,789
Fair value adjustments, net	(5,786)	(2,754)	4,884	(7,229)	(16,106)
Inventory adjustments	2,280	1,805	3,684	14,482	4,993
Corporate reorganization costs	514	—	—	—	—
Transaction-related costs	—	38	1,975	—	—
Write-downs	—	—	—	1,472,721	—
Adjusted EBITDA	$31,365	$34,712	$23,690	$7,769	$30,676

Adjusted Net Income (Loss) Reconciliation

(Dollars in thousands except per share amounts)	3Q 2015	2Q 2015	1Q 2015	4Q 2014	3Q 2014
Net income (loss)	$(14,219)	$(16,677)	$(33,287)	$(1,079,038)	$3,466
Fair value adjustments, net	(3,384)	(2,618)	4,339	(5,622)	(13,026)
Stock-based compensation	1,541	2,529	2,410	1,807	2,417
Impairment of equity securities	483	31	1,514	1,979	1,092
Accretion of royalty obligation	1,063	1,147	1,315	1,992	1,374
Write-downs	—	—	—	1,021,756	—
(Gain) loss on debt extinguishments	—	524	(253)	(426)	—
Inventory adjustments	2,280	1,805	3,684	14,482	4,993
Corporate reorganization costs	514	—	—	—	—
Transaction-related costs	—	38	1,975	—	—
Deferred tax asset valuation allowance	—	76	(3,464)	—	—
Foreign exchange (gain) loss on deferred taxes	(10,092)	(1,305)	(929)	5,615	(18,801)
Adjusted net income (loss)	$(21,814)	$(14,450)	$(22,696)	$(37,455)	$(18,485)

Adjusted net income (loss) per share	$(0.16)	$(0.11)	$(0.22)	$(0.37)	$(0.18)

Reconciliation of Non-U.S. GAAP All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended September 30, 2015

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$42,710	$33,935	$20,665	$1,384	$99,038	$33,472	$23,419	$56,891	$155,929
Amortization	8,617	8,499	3,526	909	21,551	8,499	5,642	14,141	35,692
Costs applicable to sales	$34,093	$25,436	$17,483	$475	$77,487	$24,973	$17,777	$42,750	$120,237
Silver equivalent ounces sold	2,924,947	2,116,353	1,201,959	95,260	6,338,519				9,512,459
Gold equivalent ounces sold						28,084	24,815	52,899
Costs applicable to sales per ounce	$11.66	$12.02	$14.55	$4.99	$12.22	$889	$716	$808	$12.64
Inventory adjustments	(0.26)	(0.01)	(0.14)	—	(0.15)	(47)	—	(25)	(0.24)
Adjusted costs applicable to sales per ounce	$11.40	$12.01	$14.41	$4.99	$12.07	$842	$716	$783	$12.40

Costs applicable to sales per ounce (realized)	$10.25	$10.90			$11.14				$10.95
Inventory adjustments	(0.24)	(0.01)			(0.14)				(0.21)
Adjusted costs applicable to sales per ounce (realized)	$10.01	$10.89			$11.00				$10.74

Costs applicable to sales									$120,237
Treatment and refining costs									820
Sustaining capital									8,565
General and administrative									6,694
Exploration									2,112
Reclamation									4,493
Project/pre-development costs									3,648
All-in sustaining costs									$146,569
Silver equivalent ounces sold									6,338,519
Kensington and Wharf silver equivalent ounces sold									3,173,940
Consolidated silver equivalent ounces sold									9,512,459
All-in sustaining costs per silver equivalent ounce									$15.41
Inventory adjustments									$(0.24)
Adjusted all-in sustaining costs per silver equivalent ounce									$15.17

All-in sustaining costs per silver equivalent ounce (realized)									$13.35
Inventory adjustments									$(0.21)
Adjusted all-in sustaining costs per silver equivalent ounce (realized)									$13.14

Reconciliation of Non-U.S. GAAP All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended June 30, 2015

	Silver					Gold
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$39,158	$37,076	$24,428	$3,204	$103,866	$40,136	$20,123	$60,259	$164,125
Amortization	9,046	12,684	5,271	1,852	28,853	12,684	3,491	16,175	45,028
Costs applicable to sales	$30,112	$24,392	$19,157	$1,352	$75,013	$27,452	$16,632	$44,084	$119,097
Silver equivalent ounces sold	2,169,960	2,024,856	1,439,388	209,130	5,843,334				9,067,614
Gold equivalent ounces sold						36,607	17,131	53,738
Costs applicable to sales per ounce	$13.88	$12.05	$13.31	$6.46	$12.84	$750	$971	$820	$13.13
Inventory adjustments	(0.67)	(0.04)	(0.05)	—	(0.28)	(5)	(1)	(4)	(0.20)
Adjusted costs applicable to sales per ounce	$13.21	$12.01	$13.26	$6.46	$12.56	$745	$970	$816	$12.93

Costs applicable to sales per ounce (realized)	$12.68	10.98			12.01				$11.72
Inventory adjustments	(0.61)	(0.04)			(0.26)				(0.18)
Adjusted costs applicable to sales per ounce (realized)	$12.07	$10.94			$11.75				$11.54

Costs applicable to sales									$119,097
Treatment and refining costs									1,526
Sustaining capital									13,625
General and administrative									8,451
Exploration									3,579
Reclamation									4,036
Project/pre-development costs									2,030
All-in sustaining costs									$152,344
Silver equivalent ounces sold									5,843,334
Kensington and Wharf silver equivalent ounces sold									3,224,280
Consolidated silver equivalent ounces sold									9,067,614
All-in sustaining costs per silver equivalent ounce									$16.80
Inventory adjustments									$(0.20)
Adjusted all-in sustaining costs per silver equivalent ounce									$16.60

All-in sustaining costs per silver equivalent ounce (realized)									$14.99
Inventory adjustments									$(0.18)
Adjusted all-in sustaining costs per silver equivalent ounce (realized)									$14.81

Reconciliation of Non-U.S. GAAP All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended March 31, 2015

	Silver					Gold
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$41,824	$38,235	$23,818	$1,892	$105,769	$40,973	$146,742
Amortization	7,333	6,843	4,691	1,259	20,126	11,554	31,680
Costs applicable to sales	$34,491	$31,392	$19,127	$633	$85,643	$29,419	$115,062
Silver equivalent ounces sold	2,157,612	2,416,103	1,289,867	117,863	5,981,445		8,193,825
Gold ounces sold						36,873
Costs applicable to sales per ounce	$15.99	$12.99	$14.83	$5.37	$14.32	$798	$14.04
Inventory adjustments	(1.43)	(0.04)	(0.36)	—	(0.61)	(1)	(0.45)
Adjusted costs applicable to sales per ounce	$14.56	$12.95	$14.47	$5.37	$13.71	$797	$13.59

Costs applicable to sales per ounce (realized)	$14.85	$11.94			$13.47		$12.76
Inventory adjustments	(1.33)	(0.03)			(0.57)		$—
Adjusted costs applicable to sales per ounce (realized)	$13.52	$11.91			$12.90		$12.76

Costs applicable to sales							$115,062
Treatment and refining costs							1,490
Sustaining capital							10,909
General and administrative							8,834
Exploration							4,266
Reclamation							2,924
Project/pre-development costs							4,873
All-in sustaining costs							$148,358
Silver equivalent ounces sold							5,981,445
Kensington silver equivalent ounces sold							2,212,380
Consolidated silver equivalent ounces sold							8,193,825
All-in sustaining costs per silver equivalent ounce							$18.11
Inventory adjustments							$(0.45)
Adjusted all-in sustaining costs per silver equivalent ounce							$17.66

All-in sustaining costs per silver equivalent ounce (realized)							$16.46
Inventory adjustments							$(0.41)
Adjusted all-in sustaining costs per silver equivalent ounce (realized)							$16.05

Reconciliation of Non-U.S. GAAP All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended December 31, 2014

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$64,397	$34,611	$34,610	$2,678	$136,296	$27,383	$163,679
Amortization	16,235	5,955	4,993	1,586	28,769	8,458	37,227
Costs applicable to sales	$48,162	$28,656	$29,617	$1,092	$107,527	$18,925	$126,452
Silver equivalent ounces sold	2,350,080	2,001,976	1,985,952	191,983	6,529,991		7,873,931
Gold ounces sold						22,399
Costs applicable to sales per ounce	$20.49	$14.31	$14.91	$5.69	$16.47	$845	$16.06
Inventory adjustments	(4.79)	(0.49)	(0.53)	—	(2.04)	(53)	(1.84)
Adjusted costs applicable to sales per ounce	$15.70	$13.82	$14.38	$5.69	$14.43	$792	$14.22

Costs applicable to sales per ounce (realized)	$18.92	$13.20			$15.60		$15.05
Inventory adjustments	(4.43)	(0.45)			(1.93)		$(1.72)
Adjusted costs applicable to sales per ounce (realized)	$14.49	$12.75			$13.67		$13.33

Costs applicable to sales							$126,452
Treatment and refining costs							994
Sustaining capital							18,492
General and administrative							9,036
Exploration							5,783
Reclamation							1,549
Project/pre-development costs							3,721
All-in sustaining costs							$166,027
Silver equivalent ounces sold							6,529,991
Kensington silver equivalent ounces sold							1,343,940
Consolidated silver equivalent ounces sold							7,873,931
All-in sustaining costs per silver equivalent ounce							$21.09
Inventory adjustments							$(1.84)
Adjusted all-in sustaining costs per silver equivalent ounce							$19.25

All-in sustaining costs per silver equivalent ounce (realized)							$19.76
Inventory adjustments							$(1.72)
Adjusted all-in sustaining costs per silver equivalent ounce (realized)							$18.04

Reconciliation of Non-U.S. GAAP All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended September 30, 2014

	Silver					Gold
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$62,481	$29,077	$25,564	$1,998	$119,120	$47,555	$166,675
Amortization	16,493	5,359	5,117	909	27,878	12,887	40,765
Costs applicable to sales	$45,988	$23,718	$20,447	$1,089	$91,242	$34,668	$125,910
Silver equivalent ounces sold	3,021,448	1,602,676	1,438,409	141,291	6,203,824		8,424,364
Gold equivalent ounces sold						37,009
Costs applicable to sales per ounce	$15.22	$14.80	$14.22	$7.71	$14.71	$937	$14.95
Inventory adjustments	(0.79)	(0.02)	(0.55)	—	(0.52)	(48)	(0.59)
Adjusted costs applicable to sales per ounce	$14.43	$14.78	$13.67	$7.71	$14.19	$889	$14.36

Costs applicable to sales per ounce (realized)	$14.67	$14.41			$14.35		$14.38
Inventory adjustments	(0.76)	(0.02)			(0.50)		(0.57)
Adjusted costs applicable to sales per ounce (realized)	$13.91	$14.39			$13.85		$13.81

Costs applicable to sales							$125,910
Treatment and refining costs							1,425
Sustaining capital							12,239
General and administrative							8,515
Exploration							6,587
Reclamation							2,041
Project/pre-development costs							2,154
All-in sustaining costs							$158,871
Silver equivalent ounces sold							6,203,824
Kensington and Wharf silver equivalent ounces sold							2,220,540
Consolidated silver equivalent ounces sold							8,424,364
All-in sustaining costs per silver equivalent ounce							$18.86
Inventory adjustments							$(0.59)
Adjusted all-in sustaining costs per silver equivalent ounce							$18.27

All-in sustaining costs per silver equivalent ounce (realized)							$18.14
Inventory adjustments							$(0.57)
Adjusted all-in sustaining costs per silver equivalent ounce (realized)							$17.57